Exhibit 99.1

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

The expenses to be paid by Itron, Inc. (the Company) in connection with the issuance and distribution of the Company's common stock being offered pursuant to the shelf registration statement, File No. 333-133026 (the Registration Statement), and a prospectus supplement dated May 6, 2008 (the Prospectus Supplement), other than underwriting discounts and commission, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$ 12,229
Listing fees	34,000
Blue sky fees and expenses	5,000
Printing and engraving expenses	25,000
Transfer agent and registrar fees and expenses	3,500
Legal and accounting fees and expenses	420,271
Total	$500,000